EXHIBIT 1.2

TRADUCCIÓN PÚBLICA

SWORN TRANSLATION

[On the top margin of the face of each page there appears the following: 1) the logo of the Association of Notaries Public of the City of Buenos Aires. 2) NOTARIAL RECORD. ACT 404. 3) the Argentine Emblem. There follows a signature and seal of ESTELA B. GARCÍA LIÑEIRO. NOTARY PUBLIC. REGISTRATION NUMBER 4255. On the right margin there appears a consecutive numbering from N008705171 to N008705174. On the bottom margin of the face of each page there appear the signature and seal of Claudia L. Busacca, Notary Public, Registration No. 4445. On the top margin of the reverse side of each page there appear the Argentine Emblem and the Logo of the Association of Notaries Public of the City of Buenos Aires].

FIRST COPY.- PAGE 2125.- INCORPORATION AND TRANSCRIPTION OF MINUTES – AMENDMENT TO THE BY-LAWS.- ALTO PALERMO S.A. (APSA)

DEED NUMBER SIX HUNDRED AND SEVENTY FIVE. In the City of Buenos Aires, Capital of the Republic of Argentina, on DECEMBER SIX TWO THOUSAND AND SEVEN there appear before me, Authorizing Notary Public, Estela B. García Liñeiro, with Book of Notarial Records 1614 under my custody: Gastón Armando LERNOUD, Argentinean, married, Identity Document number 20,383,988 and José Luis RINALDINI, Argentinean, married, Identity Document number 16,570,275, both of them being of age and having their legal domicile set up at Moreno 877, 21st Floor of this City. They evidence their identity in accordance with the provisions of section 1002, subsection a) of the Civil Code, as both of them are known unto me. They state that they appear hereat in the name and on behalf of the company known as “ALTO PALERMO S.A. (APSA)” and in their capacity as Attorneys-in-Fact thereof, the registered offices of which are located at Moreno 877, 21st floor of this city, which former corporate name was registered with the Public Registry of Commerce on February 27, 1976 under number 323, page 6 of Book 85, Volume A of Corporate By-laws and which new name has been registered with the Superintendency of Corporations on September 2, 1998 under number 8856, Book 2 of Stock Companies. The capacity invoked by the appearing parties is evidenced by a General Power-of-Attorney with sufficient authorities to appear hereat which was granted by the Company pursuant to deed dated December 28, 2005 executed before me on page 1327 of this Notarial Record 1614 under my custody, to which I refer, which power of attorney grants sufficient authorities and with the appearing parties assuring it to be in full force and effects on account of the fact that their powers and authorities have not been limited or revoked. AND THE APPEARING PARTIES STATE AS FOLLOWS: That their principal has passed the resolutions stated hereinbelow pursuant to the Minutes of the General Ordinary and Extraordinary Shareholders’ Meeting dated October 25, 2007 and General Ordinary and Extraordinary Shareholders’ Meeting dated October 25, 2007, respectively, for which purpose I have the following evidence before me: 1) Share Deposit Book and Record of Shareholders’ Meeting Attendance No. 2, as stamped by the Superintendency of Corporations on June 24, 2002 under number 30741-02, with the Attendance to the Shareholders’ Meeting being registered on pages 18 and 19 thereof and which states as follows: General Shareholders’ Meeting. Order Number—date—Year 2007—Month—Day—SHAREHOLDER—Full Name—Identity Document—Address—REPRESENTATIVE—Full Name—Identity Document—Address—NUMBER OF SHARES OR CERTIFICATES—CERTIFICATE OR SHARE NUMBER—Capital Stock—NUMBER OF VOTES—SIGNATURES. 1.- 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima—Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolivar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 378,886,940.- 000132.- 37,888,694.- 378,886,940.- There follows an illegible signature.- 2.- 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima—Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolivar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 10,208.- 56019.- 1,020.80.- 102,080.- There follows an illegible signature.- 3.- 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima—Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolivar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 332,594.- 56033.- 33,259.40.- 332,594.- There follows an illegible signature.- 4. 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima —Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolívar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY

DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.-66,737,647.- 56035.- 6,673,747.70.- 66,737,647.- There follows an illegible signature.- 5.- 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima —Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolívar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 84,811.- 56026.- 8,481.10.- 84,811.- There follows an illegible signature.- 6.- 10/19.- IRSA Inversiones y Representaciones Sociedad Anónima —Superintendency of Corporations: 2.21.94—No. 1373—Book 114—Volume A of Corporations. Bolívar 108, 1st Floor—Autonomous City of Buenos Aires (Registered Offices).- Lucila Huidobro (attorney-in-fact)—IDENTITY DOCUMENT 25,257,215—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 37,000.- 56036.- 3,700.- 37,000.- There follows an illegible signature.- 7.- 10/19 Alejandro Gustavo Elsztain—Bolívar 108—1st Floor Autonomous City of Buenos Aires—Special Domicile—IDENTITY DOCUMENT 17,737,414.- Mariana Berger (attorney-in-fact)—IDENTITY DOCUMENT 26,550,625—Florida 537—18th Floor—Autonomous City of Buenos Aires—Special Domicile.- 1,325,768.- 56034.- 132,576.80.- 1,325,768.- There follows an illegible signature.- 8. 10/19.- Parque Arauco Argentina S.A.—M. T. de Alvear 684—2nd Floor—Autonomous City of Buenos Aires—Special Domicile—Superintendency of Corporations: No. 3260—Book 13—Volume A of Corporations.- Pedro Nozer (attorney-in-fact)—IDENTITY DOCUMENT 23,174,159.- 137,159,919.- 55926.- 13,715,991.90.- 137,159,919.- There follows an illegible signature.- 9.- 10/19.- Parque Arauco Argentina S.A.—M. T. de Alvear 684—2nd Floor—Autonomous City of Buenos Aires—Special Domicile—Superintendency of Corporations: No. 3260—Book 13—Volume A of Corporations.- Pedro Nozer (attorney-in-fact)—IDENTITY DOCUMENT 23,174,159.-15,429,781.- 55932.- 1,542,978.10.- 15,429,781.- There follows an illegible signature.- 10.- 10/19 Parque Arauco Argentina S.A.—M. T. de Alvear 684—2nd Floor—Autonomous City of Buenos Aires—Special Domicile—Superintendency of Corporations: No. 3260—Book 13—Volume A of Corporations.- Blas Bellolio Roth (attorney-in-fact)—Chilean Passport 12,404,377-8.- 57,338,554.- 55925.- 5,733,855.40.- 57,338,554.- There follows an illegible signature.- 11. 10/19. Soc. Inv. Int. Parque Arauco S.A.—M. T. de Alvear 684—2nd Floor—Autonomous City of Buenos Aires—Special Domicile—Superintendency of Corporations: Registration No. 856—Book 57—Volume B of Foreign By-Laws.- Blas Bellolio Roth (attorney-in-fact)—Chilean Passport 12,404,377-8.- 6,555,858.- 55933.- 655,585.80.- 6,555,858. There follows an illegible signature.- 12. 10/19.- The Bank of New York ADR’s—Barclay Street 101—New York—USA—Organized under the laws of New York. Fernando Ledesma Padilla.- IDENTITY DOCUMENT 18,255,086 (Attorney-in-fact)—Bme. Mitre 480—5th Floor—Autonomous City of Buenos Aires—Special Domicile.- 25,000,000.- 55978.- 2,500,000.- 25,000,000. There follows an illegible signature. 13.- 10/19.- The Bank of New York ADR’s—Barclay Street 101—New York—USA—Organized under the laws of New York. Fernando Ledesma Padilla.- IDENTITY DOCUMENT 18,255,086 (Attorney-in-fact)—Bme. Mitre 480—5th Floor—Autonomous City of Buenos Aires—Special Domicile.- 50,000,000.- 000131.- 5,000,000.- 50,000,000. There follows an illegible signature.- 14.- 10/19.- Galassi Antonio and/or Potere Ana Marta—Av. Monteverde 20—F. Varela—Province of Buenos Aires (Special Domicile).- Absent.- 50,000.- 56043.- 5,000.- 50,000.- Absent.- 15.- 10/19.- MET AFJP SA Negotiable Fund—Tte Gral Perón 646—6th Floor 01—Autonomous City of Buenos Aires (special domicile).- Absent.- 736,820.- 56052.- 73,682.- 736,820.- Absent.- 16.- 10/19—The Northern Trust Company—65 East Ssth Street—24 Floor – New York— USA Organized under the laws of the State of Illinois.- Diego Daniel Sauro (attorney-in-fact)—IDENTITY DOCUMENT 24,272,378—Bme Mitre 530—Special domicile.- 6,628,430.- 56063.- 662843.- 6,628,430.- There follows an illegible signature.- 17. 10/19.- Previsol AFJP Negotiable Securities Fund—Alsina 633—Autonomous City of Buenos Aires (special domicile) Superintendency of Corporations: 2.25.94—No. 1633—Book 114 Volume A of Corporations,. Absent.- 504,968.- 56,071.- 50,496.80 504968.- Absent.- 746,819,298.- 74,681,929.80.- 746,819,298.- Buenos Aires, October 19, 2007: The deposit of certificates for the shareholders’ meeting called for October 25, 2007 is closed at 6:00 p.m. with the deposit and registration of 17 certificates issued by Caja de Valores S.A.- There follows an illegible signature.- Buenos Aires, October 25, 2007. At 4:50 p.m. this shareholders’ meeting is called to order with the attendance of 7 Shareholders, all of them represented by proxy, amounting to an aggregate capital stock of 74,552,751 representative of 95.325% thereof and entitled to 745,527,510 votes.- There follows an illegible signature.- It is the true copy of its original, I attest. 2) Shareholders’ Meeting’s Minutes Book number 5 as stamped by the Superintendency of Corporations on April 20, 1999 under number 28838-99, with the Minutes of the General Ordinary and Extraordinary Shareholders’ Meeting dated October 25, 2007 being recorded on pages 217, 218, 219 and 220 thereof, the relevant portions of which state as follows: In the city of Buenos Aires, on October 25, 2007 at 4:40 p.m., a general ordinary and extraordinary Shareholders’ Meeting is held outside the registered offices at Bolivar 108, 1st Floor, Autonomous City of Buenos Aires by the Shareholders of ALTO PALERMO S.A. (APSA) holding common book-entry shares of this Company of a par value of $ 0.10 each, and who are registered on pages 18 and 19 of the Record of General Shareholders’ Meeting Attendance. The Shareholders’ Meeting is attended by Directors Saúl Zang, Gabriel Adolfo Gregorio

Reznik, Abraham Perelman and Leonardo Fernández and it is presided over by Mr. Eduardo Sergio Elsztain. The representatives of the Surveillance Committee, Dr. Jose Daniel Abelovich, and Dr. Guillermo Matta y Trejo are also present thereat. Further, the attendance of the representative of the Buenos Aires Stock Exchange, Dr. Nora Lavorante, and the non-attendance of the representative of the Argentine Securities Commission (“CNV”) is also recorded. In such respect and without any objections having been raised, the Chairman declares the shareholders’ meeting open with the attendance of 7 depositing shareholders, all of them represented by proxy and who in aggregate hold 745,527,510 common book-entry shares of a par value of 0.10 each and entitled to 745,527,510 votes, equivalent to a capital stock of $ 74,552,751, representative of 95.328% thereof. Further, he states that this Shareholders’ Meeting shall qualify as an Ordinary Shareholders’ Meeting and that for purposes of the consideration of items 11) and 12) the Shareholders’ Meeting shall qualify as an Extraordinary Shareholders’ Meeting, to which effect the presence of shareholders representing sixty per cent (60%) of voting shares is required at the first call, which condition has been duly satisfied. Further, and in order to have a more orderly vote counting, the representative of Bank of New York (BONY), which represents the ADR holding, is requested to express the vote intention of each Agenda item for purposes of the correct computation thereof by the secretary. … ITEM TWELVE: CONSIDERATION OF THE AMENDMENT TO THE FOLLOWING SECTIONS OF THE BY-LAWS: (I) SECTION TWELVE (12) IN ORDER TO ADAPT THE PERFORMANCE BONDS GRANTED BY DIRECTORS TO CURRENT RULES AND REGULATIONS, AND (II) SECTION FIFTEEN (15) IN ORDER TO INCORPORATE THE POSSIBILITY OF HOLDING REMOTE BOARD MEETINGS IN CONFORMITY WITH THE PROVISIONS UNDER SECTION 65 OF DECREE 677/01. The Chairman keeps the floor and informs attendants that in order to adapt the wording of the corporate bylaws to the current laws and regulations, the Board of Directors proposes to the shareholders’ meeting, in the manner in which such drafts have been made available to shareholders and incorporated to the AIF (Digitally-Signed Financial Information), the amended texts of sections 12 and 15, which amendment and expansion, respectively, aim, on the one hand, at updating the provision relating to directors’ performance bond and on the other hand at enabling the possibility of holding remote board meeting, as the wording presently in force was drafted before the enactment of such regulation. The representative of IRSA motions to acknowledge the amended texts as reproduced as part of this shareholders’ meeting, to omit reading thereof and to approve the texts proposed by the board of directors, with such body being delegated registration and notification powers pursuant to the legislation in force.—Further, and as regards the performance bonds granted by directors, he motions to empower the Board of Directors to keep their amount at all times at current values. The motion was approved by a majority of 713,835,270 votes, with 31,691,040 abstentions by the BONY and 1,200 negative votes by the BONY being recorded.—There being no further issues to transact the meeting is adjourned at 5:30 p.m.- EXHIBIT: Section 12: By way of guarantee of their performance, regular directors shall deposit at least Pesos ten thousand ($ 10,000) or its equivalent in government securities or, if the case may be, by means of any modality admitted by the governing laws”. Section 15: “The Company’s Board of Directors may hold meetings either with the members being present thereat or else communicated among themselves by any present or future means of simultaneous transmission of sound or image and sound in accordance with the regulations in force. The surveillance committee shall record the regularity of the decisions passed. In any event, the board minutes shall reflect the modality of participation of such members who attend the meeting on a remote basis.— It is a true copy of the relevant portions of the minutes, I attest. -I hereby inform the grantors of the legal scopes of this act and their capacity to read this deed by themselves. UPON IT BEING READ AND RATIFIED, the appearing parties sign it before me to evidence conformity therewith, I attest.- There follows the signature of: Gastón Armando LERNOUD and José Luis RINALDINI. There appears my seal.— Before me.—Estela B. García Liñeiro. IN AGREEMENT with its original which was executed on page 2125 of Notarial Record 1614 under my custody. I hereby issue a FIRST COPY for the Company which consists of four pages of Notarial Record consecutively numbered from N008705171 to this page, which I seal and sign at the place and on the date of the granting thereof.

There follows the seal and signature of Notary Public Estela B. García Liñeiro, as aforesaid.

On the top right margin of the reverse side of the page there appears a half of the seal of Notary Public Claudia L. Busacca. Registration No. 4445.

There appears a seal reading: “Certification of copies in Notarial Record No. T007069832”, followed by the seal and signature of Notary Public Claudia L. Busacca.

On the next page there appears the following:

1) The other half of the seal of Notary Public Claudia L. Busacca. 2) the Logo of the Association of Notaries Public of the City of Buenos Aires. 3) Certification of Reproductions. Act 404. 4) The Argentine Emblem.

T 007069832

Buenos Aires, December 10, 2007.

In my capacity as Alternate Notary Public with Notarial Record No. 1614 of the City of Buenos Aires under my custody I DO HEREBY CERTIFY that the attached reproduction, issued in four pages, which I seal and sign, is the TRUE COPY of its original, which I have before me, I attest. Upon request of the Company and for purposes of its filing with whom it may concern, a copy of Deed 675 dated December 6, 2007, included on page 2125 of Notarial Record 1614 is hereby certified.

There follows the seal and signature of Notary Public Claudia L. Busacca.

THIS DOCUMENT CONSISTING OF 4 (FOUR) PAGES IS THE FULL, TRUE AND COMPLETE TRANSLATION from the Spanish language into the English language of the notarized document which I have had before me and to which I refer in the City of Buenos Aires on December 13, 2007.

ESTE DOCUMENTO, COMPUESTO DE 4 (CUATRO) PÁGINAS, ES TRADUCCIÓN FIEL al inglés del documento certificado por escribano público redactado en idioma español que he tenido a la vista y al que me remito en Buenos Aires a los 13 días de diciembre de 2007.

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